Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of June 9, 2014, among RSP PERMIAN, L.L.C., a Delaware limited liability company (the “Borrower”), each of the LENDERS (as hereinafter defined) party hereto, and COMERICA BANK, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

WHEREAS, the Borrower, the financial institutions party thereto (collectively, together with their respective successors and assigns, the “Lenders”), and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of September 10, 2013 (as amended hereby and as hereafter renewed, extended, amended or restated, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement as hereinafter provided;

WHEREAS, subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders are willing to agree to such amendments; and

WHEREAS, the Borrower, the Lenders and the Administrative Agent acknowledge that the terms of this Amendment constitute an amendment and modification of, and not a novation of, the Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.                            Definitions.  Unless otherwise defined in this Amendment, terms used in this Amendment that are defined in the Credit Agreement shall have the meanings assigned to such terms in the Credit Agreement.

SECTION 2.                            Amendments to the Credit Agreement.  Subject to satisfaction of the conditions of effectiveness set forth in Section 3 of this Amendment, the parties hereto agree that:

(a)                                 Section 2.06(b) of the Credit Agreement is hereby amended by amending and restating it in its entirety to read as follows:

(b)                                 Scheduled and Interim Redeterminations.  The Borrowing Base shall be redetermined as provided in accordance with this Section 2.06, and, subject to Section 2.06(d) (each a “Scheduled Redetermination”).  The Borrowing Base shall be redetermined semi-annually, and shall become effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Revolving Credit Lenders on May 1 (with respect to the Reserve Report delivered on April 1 and the NPI Report delivered April 15) and November 1 (with respect to the Reserve Report delivered on October 1 and the NPI Report delivered on October 15) of each year.  In addition, (i) Borrower may, by notifying the Administrative Agent thereof, and the Administrative Agent may, at the direction of the Majority Revolving Credit Lenders, by notifying the Borrower thereof, two times per year, each elect to cause the Borrowing Base to be redetermined between Scheduled

Redeterminations, (ii) the Borrower may elect, by notifying the Administrative Agent of any acquisition of Oil and Gas Properties by the Borrower or its Subsidiaries with a purchase price in the aggregate of at least ten percent (10%) of the then effective Borrowing Base, to cause the Borrowing Base to be redetermined between Scheduled Redeterminations in accordance with this Section 2.06 (each redetermination under clause (i) or (ii) of this sentence, an “Interim Redetermination”) and (iii) in the event that the NPI Deficit Balance listed on the most recent NPI Report delivered to the Administrative Agent has decreased by an amount greater than ten percent (10%) of the NPI Deficit Balance used in the calculation of the last Scheduled Redetermination or Interim Redetermination (whichever was last), the NPI Deficit Balance component of the Borrowing Base shall be reduced by seventy-five percent (75%) of such decrease automatically.

(b)                                 Section 9.01(h) of the Credit Agreement is hereby amended by amending and restating it in its entirety to read as follows:

(h)                                 SEC and Other Filings; Reports to Shareholders.  To the extent not readily available on a public website or on an intranet website to which the Administrative Agent has access, then promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower with the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be.  Documents required to be delivered pursuant to Section 9.01(a), Section 9.01(b), and this Section 9.01(h) may be delivered electronically and shall be deemed to have been delivered on the date on which the Borrower posts such documents to EDGAR (or such other free, publicly-accessible internet database that may be established and maintained by the SEC as a substitute for or successor to EDGAR).

(c)                                  Section 9.12 of the Credit Agreement is hereby amended by amending and restating it in its entirety to read as follows:

Section 9.12                             Reserve Reports

(a)                                 On or before April 1 and October 1 of each year, commencing April 1, 2014, the Borrower shall furnish to the Administrative Agent and the Revolving Credit Lenders a Reserve Report evaluating the Oil and Gas Properties of the Borrower and its Subsidiaries as of the immediately preceding January 1 or July 1, respectively; and the Reserve Report as of January 1 of each year shall be prepared by one or more Approved Petroleum Engineers, and the July 1 Reserve Report of each year shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report.

(b)                                 In the event of an Interim Redetermination, the Borrower shall furnish to the Administrative Agent and the Revolving Credit Lenders a Reserve Report prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report.  For any Interim Redetermination requested by the Administrative Agent or the Borrower pursuant to Section 2.06(b), the Borrower shall provide such Reserve Report with an “as of” date as required by the Administrative Agent as soon as possible, but in any event no later than thirty (30) days following the receipt of such request.

(c)                                  With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent and the Revolving Credit Lenders a certificate from a Responsible Officer certifying that in all material respects that except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 8.18 with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower or any Subsidiary to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, none of their proved Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all such Oil and Gas Properties sold and attached thereto is a schedule of the Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties and demonstrating the percentage of the total value of the proved Oil and Gas Properties that the value of such Mortgaged Properties represents in compliance with Section 9.14(a).

SECTION 3.                            Conditions of Effectiveness.  The amendments set forth in Section 2 of this Amendment and the Borrowing Base increase set forth in Section 4 of this Amendment, as well as any other terms and conditions set forth herein shall be effective as of date first above written, provided that the Administrative Agent shall have received the following:

(a)                                 a counterpart of this Amendment executed by the Borrower and the Lenders (which may be by telecopy or pdf transmission); and

(b)                                 any fees and expenses due under the Credit Agreement, to the extent invoiced; and

(c)                                  any fees due under any fee letter executed in connection with this Amendment; and

(d)                                 such other assurances, certificates, documents, consents or opinions as the Administrative Agent reasonably may require.

SECTION 4.                            Borrowing Base Redetermination.  Subject to satisfaction of the conditions of effectiveness set forth in Section 3 of this Amendment and effective as of the date hereof, the Borrowing Base is hereby increased from $300,000,000 to $375,000,000.  The foregoing Borrowing Base increase is for the Scheduled Redetermination of May 1, 2014.  The Borrowing Base as increased will remain in effect until November 1, 2014, which is the date of the next Scheduled Redetermination, unless otherwise adjusted pursuant to the provisions of Section 2.06 of the Credit Agreement.

SECTION 5.                            Acknowledgment and Ratification.  As a material inducement to the Administrative Agent and the Lenders to execute and deliver this Amendment, the Borrower acknowledges and agrees that the execution, delivery, and performance of this Amendment shall, except as expressly provided herein, in no way release, diminish, impair, reduce, or otherwise affect the obligations of the Borrower and each Guarantor under the Loan Documents, which Loan Documents shall remain in full force and effect.

SECTION 6.                            Borrower’s Representations and Warranties.  As a material inducement to the Administrative Agent and the Lenders to execute and deliver this Amendment, the Borrower represents and warrants to the Administrative Agent and the Lenders (with the knowledge and intent that the Administrative Agent and the Lenders are relying upon the same in entering into this Amendment) that, as of the date of its execution of this Amendment:

(a)                                 This Amendment, the Credit Agreement and each of the other Loan Documents to which it is a party, have each been duly executed and delivered by its duly authorized officers and constitute the valid and binding obligations of such party, enforceable against such party in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights, generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

(b)                                 The representations and warranties set forth in Article VIII of the Credit Agreement are true and correct in all material respects, after giving effect to this Amendment, as if made on and as of the date of this Amendment (except to the extent such representations and warranties relate solely to an earlier date, in which case, they are true and correct in all material respects as of such date).

(c)                                  At the time of and after giving effect to this Amendment, no Default or Event of Default exists.

(d)                                 The execution, delivery and performance of this Amendment are within the Borrower’s limited liability company power, have been duly authorized, are not in contravention of any law applicable to such party or the terms of such party’s organizational documents and, except as have been previously obtained or as referred to in Section 8.03 of the Credit Agreement, do not require the consent or approval of any Governmental Authority or any other third party except to the extent that such consent or approval is not material to the transactions contemplated by this Amendment.

SECTION 7.                            Administrative Agent and Lenders Make No Representations or Warranties.  By execution of this Amendment, neither the Administrative Agent nor any Lender (a) makes any representation or warranty or assumes any responsibility with respect to any statements, warranties, or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Amendment, the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto, or (b) makes any representation or warranty or assumes any responsibility with respect to the financial condition of the Borrower or any other Person or the performance or observance by such Persons of any of their obligations under the Loan Documents, or any other instrument or document furnished pursuant thereto.

SECTION 8.                            Effect of Amendment.  This Amendment (a) except as expressly provided herein, shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement, any Security Instruments, the other Loan Documents or any of the instruments or agreements referred to therein, (b) shall not prejudice any right or rights which the Administrative Agent or the Lenders may now or hereafter have under or in connection with the Credit Agreement, any Security Instrument or any other Loan Document, including, without limitation, the right to accelerate the Obligations, institute foreclosure proceedings, exercise their respective rights under the Uniform Commercial Code or other applicable law, and/or institute collection proceedings against the Borrower, to the extent provided therein or by law, and except as expressly provided herein, and (c) shall not be deemed to be a waiver of any existing or future Default or Event of Default under the Credit Agreement, the Security Instruments or any other Loan Document.

SECTION 9.                            Miscellaneous.  This Amendment shall be governed by, and construed in accordance with, the law of the State of Texas.  The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.  This Amendment may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument.  In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart.  This Amendment, and any documents required or requested to be delivered pursuant to Section 3 hereof, may be delivered by telecopy or pdf transmission of the relevant signature pages hereof and thereof, as applicable.

SECTION 10.                     Ratification.  The Borrower ratifies and acknowledges the Loan Documents are valid, subsisting and enforceable.

[Remainder of page intentionally left blank.  Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first above written.

RSP PERMIAN, L.L.C.,
as the Borrower

By:	/s/ Scott McNeill
Name:	Scott McNeill
Title:	Chief Financial Officer and Director

COMERICA BANK,
as the Administrative Agent, as Issuing Bank, and as a Lender

By:	/s/ John S. Lesikar
John S. Lesikar
Vice President

BOKF, NA, dba Bank of Texas,
as a Lender

By:	/s/ Thomas E. Stelmar, Jr.
Name:	Thomas E. Stelmar, Jr.
Title:	Senior Vice President

CITIBANK, N.A.

By:	/s/ Dustin S. Hansen
Name:	Dustin S. Hansen
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A.

By:	/s/ David Morris
Name:	David Morris
Title:	Authorized Officer

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ John C. Springer
Name:	John C. Springer
Title:	Vice President

ABN AMRO CAPITAL USA LLC

By:	/s/ David Montgomery
Name:	David Montgomery
Title:	Executive Director

ROYAL BANK OF CANADA

By:	/s/ Don J. McKinnerney
Name:	Don J. McKinnerney
Title:	Authorized Signatory

UBS AG, STAMFORD BRANCH

By:	/s/ Lana Gifas
Name:	Lana Gifas
Title:	Director

ASSOCIATED BANK, N.A.

By:	/s/ Kyle Lewis
Name:	Kyle Lewis
Title:	AVP

ONEWEST BANK, FSB

By:	/s/ Whitney Randolph
Name:	Whitney Randolph
Title:	Senior Vice President

TEXAS CAPITAL BANK, N.A.

By:	/s/ Jared R. Mills
Name:	Jared R. Mills
Title:	Vice President